EXHIBIT 5.1
July 16, 1999

Entrade, Inc.
12 Springdale Road, Bldg. 11
Cherry Hill, NJ 08003

                Entrade, Inc./Registration Statement on Form S-4


Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Entrade, Inc. (hereinafter referred to as the "Issuer"), in connection with the Issuer's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to the offering by the Issuer of up to 16,385,799 shares of common stock (the "Shares") issuable in connection with the merger as set forth in the Registration Statement.

          In connection with this opinion, we have examined the original or a certified copy of all records of the Issuer and all such agreements, certificates of public officials, certificates of officers or representatives and others, and such other documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In such examination we have assumed, without independent investigation, the genuineness of all of the signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Issuer.

         Based upon and subject to the foregoing, we are of the opinion that as of the date hereof, when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares have been duly issued, delivered and paid for as contemplated in the Registration Statement, such Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and the use of our name under "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                      Very truly yours,

                                      /s/ Michelle Kramish Kain, P.A.